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                                                                     Exhibit 5.1


                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]




                                 April 30, 1998



Nebco Evans Holding Company
545 Steamboat Road
Greenwich, Connecticut 06830

Ladies and Gentlemen:

     We have acted as special counsel to Nebco Evans Holding Company, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") up to $250,000,000 in aggregate liquidation preference of the Company's new 11 1/4% Senior Redeemable Exchangeable Preferred Stock due 2008 (the "New Preferred Stock"), which has been registered under the Securities Act, for an equal amount in aggregate liquidation preference of the Company's outstanding 11 1/4% Senior Redeemable Exchangeable Preferred Stock due 2008
(the "Old Preferred Stock" and, together with the New Preferred Stock, the "Preferred Stock").

     The shares of Old Preferred Stock were issued, and the shares of New Preferred Stock will be issued, pursuant to the Certificate of Designations, Preferences and Relative and Participating, Optional and Other Special Rights of Preferred Stock and Qualifications. Limitations and Restrictions Thereof (the "Certificate of Designations") of the Company dated as of March 6, 1998.

     In connection with this opinion, we have examined the Registration Statement, the Certificate of Designations, (included as Exhibit 4.1 to the Registration Statement), the Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company (each of
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Nebco Evans Holding Company
April 30, 1998
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which has been incorporated by reference in the Registration Statement) and originals or copies certified or otherwise identified to our satisfaction of such other documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein.

     We have, with your approval, assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, facsimile, conformed, electronic, or photostatic copies and the authenticity of the originals of such copies, and we have assumed the legal capacity of all individuals executing such documents. In addition, as to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents, and oral and written statements and representations of, officers and representatives of the Company and its subsidiaries. We have not independently verified such information and assumptions.

     Based upon and subject to the foregoing, and when the Registration Statement, including any amendment thereto, shall have become effective under the Securities Act, and subject to the limitations and qualifications set forth herein, we are of the opinion that the shares of New Preferred Stock have been duly authorized and when the shares of New Preferred Stock are issued and delivered in accordance with the Exchange Offer, such shares of New Preferred Stock will be legally issued, fully paid and nonassessable.

     Although the discussions set forth under the captions "Certain Federal Income Tax Consequences of the Exchange Offer" and "Certain Federal Income Tax Consequences to Holders of Preferred Stock" do not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of the Preferred Stock, it is our opinion that such discussions constitute, in all material respects, fair and accurate summaries of the United States federal income tax consequences of the Exchange Offer and of the purchase, ownership, and disposition of the Preferred Stock under current law. It is possible that contrary positions may be taken by the Internal Revenue Service, and that a court may sustain such contrary position.

     We are admitted to practice in the State of New York and express no opinion as to the effect of the laws of any jurisdiction other than the laws of the State of New York, the State of Delaware and the laws of the United States, wherein any holder of shares of New Preferred Stock may be located.

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Nebco Evans Holding Company
April 30, 1998
Page 3

     This opinion is rendered to you and is solely for your benefit in connection with the Exchange Offer. This opinion may not be used or relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that we hereby consent (i) to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement and (ii) to your filing copies of this opinion as an Exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Exchange Offer. In giving any such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,


                                   /s/ Wachtell, Lipton, Rosen & Katz